  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 27, 1996
                                                 REGISTRATION NO. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ________________________

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ________________________

                                  EQUIFAX INC.
             (Exact name of registrant as specified in its charter)

           GEORGIA                                     58-0401110
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                          1600 PEACHTREE STREET, N.W.
                            ATLANTA, GEORGIA  30309
                                 (404) 885-8000
              (Address, including zip code, and telephone number,
            including area code, of registrant's executive offices)
                            ________________________

                             THOMAS H. MAGIS, ESQ.
            CORPORATE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                  EQUIFAX INC.
                          1600 PEACHTREE STREET, N.W.
                            ATLANTA, GEORGIA  30309
                                 (404) 885-8000
            (Name, address, including zip code, and telephone number
                   including area code, of agent for service)
                            ________________________

      The Commission is requested to send copies of all communications to:

                             SIDNEY J. NURKIN, ESQ.
                            SCOTT D. DICKINSON, ESQ.
                                 ALSTON & BIRD
                            1201 W. PEACHTREE STREET
                          ATLANTA, GEORGIA  30309-3424

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ______

     If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_] ______
                            ________________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                        PROPOSED                 PROPOSED
        TITLE OF SHARES          AMOUNT TO BE      MAXIMUM AGGREGATE          MAXIMUM AGGREGATE            AMOUNT OF
       TO BE REGISTERED           REGISTERED         OFFERING PRICE             OFFERING PRICE          REGISTRATION FEE

====================================================================================================================================

Common Stock, $1.25 par value
 per share                       38,088 shares     $26.375/(1)/             $1,004,571/(1)/                    $347


====================================================================================================================================


/(1)/ Estimated solely for purposes of determining the registration fee. This amount, calculated pursuant to Rule 457(c), was based on the average of the high and low prices of the Registrant's Common Stock on September 24, 1996, as reported on the New York Stock Exchange.

                           _________________________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

===============================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

               SUBJECT TO COMPLETION - DATED SEPTEMBER ___, 1996

                                   PROSPECTUS

                                 38,088 SHARES

                                  EQUIFAX INC.

                                  COMMON STOCK

     This prospectus relates to 38,088 shares (the "Shares") of common stock, $1.25 par value per share (the "Common Stock"), of Equifax Inc., a Georgia corporation (the "Company"). All of these Shares were acquired by certain shareholders (the "Selling Shareholders") from the Company on July 1, 1996 in connection with the prior acquisition by the Company of Electronic Tabulating Service, Inc., a Georgia corporation ("ETS"), a corporation previously owned by the Selling Shareholders. See "Selling Shareholders" below. The Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). See "Sale of Shares" below.

     All or a portion of the Shares may be offered by the Selling Shareholders from time to time (i) in transactions (which may include block transactions) on the New York Stock Exchange, (ii) in negotiated transactions, or (iii) a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary compensation). See "Selling Shareholders" and "Sale of Shares" below.

     None of the proceeds from the sale of the Shares by the Selling Shareholders will be received by the Company. The Company has agreed to bear all expenses in connection with the registration of the Shares being offered by the Selling Shareholders. The Company also has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

     The shares of Common Stock of the Company are traded on the New York Stock Exchange under the symbol EFX. On September 24, 1996, the last sales price for the shares of Common Stock as reported on the New York Stock Exchange composite tape was $26.375 per share.

                       _________________________________

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
          ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
               ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                    TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is September __, 1996

                             AVAILABLE INFORMATION

     Equifax Inc. (the "Company") has filed a Registration Statement on Form S-3 (together with all amendments and exhibits filed or to be filed in connection therewith, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the common stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission"). Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants such as the Company, that file electronically with the Commission. Such reports, proxy and information statements and other information may be found at the Commission's site address: http://www.sec.gov. The common stock of the Company, $1.25 par value per share (the "Common Stock"), is listed on the New York Stock Exchange, Inc. (the "NYSE") under the symbol "EFX," and such reports, proxy statements and other information concerning the Company are available for inspection at the office of the NYSE, 20 Broad Street, New York, New York 10005.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company (File No. 1-6605) are hereby incorporated by reference into this Prospectus:

(1) The Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Form 10-K/A filed April 4, 1996;

(2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

(3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, as amended by Form 10-Q/A filed September 23, 1996;

(4) The description of the Company's Common Stock contained in its Registration Statement on Form 10, dated December 31, 1964, including any amendment or report filed for the purpose of updating such description; and

(5) The description of the Common Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A under the Exchange Act, dated November 2, 1995, including any amendments thereto.

     All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by information and financial statements (including notes thereto) appearing in the documents incorporated by reference herein, except to the extent set forth in the immediately preceding statement.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests should be directed to Thomas H. Magis, Esq., Corporate Vice President, Secretary and General Counsel, Equifax Inc., 1600 Peachtree Street, N.W., Atlanta, Georgia 30309, telephone number (404) 885-8000.

                                  THE COMPANY

     The Company is a leading provider of information and decision support services to facilitate consumer-initiated financial and insurance transactions. The Company provides a broad range of decision support and administrative services to over 60,000 customers throughout the United States, Canada and the United Kingdom through four principal business segments: credit services; payment services; insurance services; and healthcare information services.

     The Company was incorporated under the laws of the State of Georgia in 1913 and is the successor to a business established in 1899. The address and telephone number of its principal executive offices are 1600 Peachtree Street, N.W., Atlanta, Georgia 30309, telephone number (404) 885-8000.

                              SELLING SHAREHOLDERS

THE SELLING SHAREHOLDERS.

     The Company issued 711,332 shares of Common Stock to the Selling Shareholders on September 15, 1994 (the "Initial Shares"), pursuant to the terms of an Agreement and Plan of Merger (the "ETS Merger Agreement") dated September 15, 1994, by and among the Company, ETS Merger Corp., a Georgia corporation and wholly-owned subsidiary of the Company ("Merger Corp."), ETS, and the former shareholders of ETS, under which the Company acquired ETS through a merger between Merger Corp. and ETS. The Company issued an additional 60,592 shares of Common Stock (the "First Additional Shares") on June 30, 1995 as the first additional stock consideration due pursuant to the terms of the Merger Agreement. The Company issued the 38,088 Shares offered hereby on July 1, 1996 as the second additional stock consideration due pursuant to the terms of the Merger Agreement. In connection with the acquisition, the Company entered into a Registration Rights Agreement (the "ETS Registration Agreement"), dated September 15, 1994, with the Selling Shareholders pursuant to which it agreed to file a registration statement with the Commission to register the Shares held by the Selling Shareholders for resale by the Selling Shareholders. The Registration Statement of which this Prospectus is a part was filed with the Commission pursuant to the ETS Registration Agreement. The Company filed a registration statement on Form S-3 with respect to the Initial Shares (the "Initial Registration Statement") on November 4, 1994 and a registration statement on Form S-3 with respect to the First Additional Shares (the "Additional Registration Statement") on September 28, 1995 pursuant to the Registration Agreement.

     The following table sets forth (i) the name of each of the Selling Shareholders, (ii) the number of shares of Common Stock beneficially owned by each Selling Shareholder prior to the offering and being offered hereby, and (iii) the number of shares of Common Stock beneficially owned by each Selling Shareholder after completion of the offering.

                                  Shares                              Shares
                               Beneficially                        Beneficially
                              Owned Prior to         Shares         Owned After
  Selling Shareholder        Offering/(1)(2)/     Being Offered    Offering/(2)/
  -------------------        ----------------     -------------    -------------
Robert E. Werder                 420,314/(2)(3)/      21,074/(4)/     399,240
Jane E. Kreinest, as             208,479              12,327          196,152
  executor of the
  Estate of Richard C.
  Kreinest /(5)/
Lester C. Werder                 66,964                2,656          64,308
Karen Werder Vohman              22,470/(3)/             883/(4)/     21,587
Violet C. Owen                   22,403                  745          21,658
J. R. Hamm                          397                  397               0
Richard A. Smith                  2,391                  229           2,162
Gwendolyn S. Calloway             1,106                  176             930
Annie Jo Richardson                 940                  176             764
Sheri L. Brown                      132                  132               0
Broward D. Adams                  2,723                  132           2,591
Barbara Williams                    872                   44             828
                                 -------              ------          -------
TOTAL                                                 38,088

- ----------------
(1) All share ownership information was provided to the Company by the Selling Shareholders.

(2) Assumes that all of the Shares held by the Selling Shareholders and being offered hereby are sold, that all of the Initial Shares registered pursuant to the Initial Registration Statement and held as of September 27, 1996 are not sold and that the Selling Shareholders acquire no additional shares of Common Stock prior to completion of this offering. Each Selling Shareholder beneficially owns less than 1% of the total number of shares of Common Stock outstanding.

(3) Includes 22,470 shares of Common Stock held by Robert E. Werder and Karen Werder Vohman as trustees of a trust.

(4) Includes 883 shares of Common Stock held by Robert E. Werder and Karen Werder Vohman as trustees of a trust.

(5)  Includes 995 shares of Common Stock held by Mrs. Kreinest's children.

     Mr. Robert E. Werder served as Chairman, Chief Executive Officer and a member of the Board of Directors of ETS prior to the Company's acquisition of ETS.

     Mr. Lester C. Werder served as a member of the Board of Directors of ETS prior to the Company's acquisition of ETS, and Mr. J.R. Hamm served as Secretary and Treasurer of ETS prior to such acquisition.

                                 SALE OF SHARES

     The sale of the Shares by the Selling Shareholders may be effected from time to time (i) in transactions (which may include block sales) on the New York Stock Exchange, (ii) in negotiated transactions, or (iii) through a combination of such methods of sale, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

     The Selling Shareholders and any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(l1) of the Securities Act, and any commissions received by them and profit on any resale of the Shares as principals might be deemed to be underwriting discounts and commissions under the Securities Act. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act as underwriters or otherwise.

     The Company has agreed, among other things, to bear all expenses in connection with the registration of the Shares being offered by the Selling Shareholders.

     In recognition of the fact that the Selling Shareholders, even though acquiring the Shares with no view towards distribution, may wish to be legally permitted to sell all or a portion of their Shares when they deem appropriate, the Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act with respect to the resale of the Shares from time to time on the New York Stock Exchange or in negotiated transactions, and has agreed to prepare and file such amendments and supplements to the Registration Statement as may be necessary to keep the Registration Statement effective until all the Shares offered hereby have been sold pursuant thereto or until such Shares are no longer, by reason of Rule 144(k) under the Securities Act or any other rule of similar affect, required to be registered for the sale thereof by the Selling Shareholders. This Prospectus forms a part of such Registration Statement.


                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, par value $1.25 per share, and 10,000,000 shares of Preferred Stock, par value $.01 per share. The following description of the capital stock is qualified in all respects by reference to the Amended and Restated
Articles of Incorporation and Bylaws, as amended, of the Company, copies of which are on file at the Company's principal executive offices.

COMMON STOCK

     The holders of Common Stock, subject to such rights as may be granted to the holders of Preferred Stock, elect all directors and are entitled to one vote per share. All shares of Common Stock participate equally in dividends when, as and if declared by the Board of Directors and share ratably, subject to the rights and preferences of any Preferred Stock, in net assets on liquidation.
The shares of Common Stock outstanding prior to this offering are, and the shares to be outstanding upon completion of this offering will be, duly authorized, validly issued, fully paid and nonassessable. The shares of Common Stock have no preference, conversion, exchange, preemptive or cumulative voting rights.

STOCK PURCHASE RIGHTS

     The description of the Common Stock Purchase Rights is incorporated herein by reference to the Company's Registration Statement on Form 8-A, dated November 2, 1995, including any amendments thereto.

PREFERRED STOCK

     The Company is authorized to issue 10,000,000 shares of Preferred Stock, par value $.01 per share, none of which is outstanding. Preferred Stock may be issued from time to time by the Board of Directors of the Company, without stockholder approval, in such series and with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, as may be fixed by the Board of Directors in the resolution authorizing the issuance, provided however, that holders of Preferred Stock shall not be entitled to more than the greater of (i) one vote per $100 liquidation value or (ii) one vote per share. The issuance of Preferred Stock by the Board of Directors could adversely affect the rights of holders of shares of Common Stock since Preferred Stock may be issued having preference with respect to dividends and in liquidation over the Common Stock, and have voting rights, contingent or otherwise, that could dilute the voting rights, net income per share and net book value of the Common Stock. In addition, while the Board of Directors has no current intention of doing so, the ability of the Board of Directors to issue shares of Preferred Stock and to set the voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions, thereof without further stockholder action might serve as an anti-takeover measure and, as such, help to perpetuate the incumbent management of the Company or thwart a takeover attempt, notwithstanding the desire of stockholders to change management or accept a takeover offer. As of the date of this Prospectus, the Board of Directors has not authorized the issuance of any shares of Preferred Stock, and the Company has no agreements, arrangements or understandings with respect to the issuance of any shares of Preferred Stock.


DIRECTORS AND CLASSES OF DIRECTORS

     Pursuant to the Company's Articles of Incorportion, the Company's Board of Directors is divided into three classes as nearly equal in number as the total number of directors permits. Directors are elected to each class at successive annual meetings to serve three year terms. Any newly created or eliminated directorships resulting from an increase or decrease in the number of authorized directors are divided equally among the three classes so as to maintain such classes as nearly equal in number as possible, provided that in no case shall a decrease in the number of directors for a class shorten the term of an incumbent director.

     The above-referenced provisions with regard to the Company's Board of Directors may have certain anti-takeover effects by preventing or delaying a change in the membership of the Company's Board of Directors. Such provisions are intended to encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Company's Board of Directors. However, the effect of such provisions may be to discourage a third party from making a partial tender offer or otherwise attempting to obtain a substantial portion in the equity securities of, or seeking to obtain control of, the Company. To the extent any potential acquirors are deterred by the Company's Board of Directors, such provisions may have the effect of preserving incumbent management in office.


                                 LEGAL OPINIONS

     A legal opinion to the effect that the Shares offered hereby by the Selling Shareholders are validly issued, fully paid and non-assessable has been rendered by Alston & Bird, Atlanta, Georgia, counsel to the Company in connection with the Company's acquisition of ETS.

                                    EXPERTS

     The consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Form 10-K/A filed April 4, 1996, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

========================================  =====================================

     NO DEALER, SALESPERSON OR ANY OTHER
PERSON HAS BEEN AUTHORIZED TO GIVE
ANY INFORMATION OR TO MAKE ANY
REPRESENTATIONS OTHER THAN THOSE
CONTAINED IN THIS PROSPECTUS, AND, IF
GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATION MUST NOT BE RELIED
UPON AS HAVING BEEN AUTHORIZED BY THE
COMPANY OR THE SELLING STOCKHOLDERS.
THIS PROSPECTUS DOES NOT CONSTITUTE
AN OFFER TO SELL, OR A SOLICITATION
OF AN OFFER TO BUY, TO ANY PERSON IN
ANY JURISDICTION IN WHICH SUCH OFFER                  38,088 SHARES
TO SELL OR SOLICITATION IS NOT
AUTHORIZED, OR IN WHICH THE PERSON
MAKING SUCH OFFER OR SOLICITATION IS
NOT QUALIFIED TO DO SO, OR TO ANY
PERSON TO WHOM IT IS UNLAWFUL TO MAKE                  EQUIFAX INC.
SUCH OFFER OR SOLICITATION.

                                                       COMMON STOCK


          ___________________



            TABLE OF CONTENTS


                                      Page
                                      ----
AVAILABLE INFORMATION................. 2
INCORPORATION OF CERTAIN
  DOCUMENTS BY REFERENCE.............. 2
THE COMPANY........................... 3
SELLING SHAREHOLDERS.................. 3
SALE OF SHARES........................ 5
DESCRIPTION OF CAPITAL STOCK.......... 5
LEGAL OPINIONS........................ 7
EXPERTS............................... 7

                                                  ___________________

                                                 P R O S P E C T U S

                                                  SEPTEMBER __, 1996

        ___________________                       ___________________


========================================  =====================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Registration fee to Securities and Exchange Commission  $  347

     Accounting fees and expenses

     Legal fees and expenses                                  6,000

     Miscellaneous expenses                                     600

          Total


     The foregoing items, except for the registration fee to the Securities and Exchange Commission, are estimated.

     The Company has agreed to bear all expenses in connection with the registration of the Shares being offered by the Selling Shareholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Georgia Business Corporation Code permits, and the Company's Bylaws require, the Company to indemnify any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (which could include actions, suits or proceedings under the Securities Act of 1933, as amended (the "Securities Act")), whether civil, criminal, administrative, or investigative (other than an action brought by or on behalf of the Company) by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. With regard to actions or suits by or in the right of the Company, indemnification is limited to reasonable expenses incurred in connection with the proceeding and generally is not available in connection with such a proceeding in which such person was adjudged liable to the Company.

     In addition, the Company carries insurance on behalf of directors and officers that may cover liabilities under the Securities Act.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     The following exhibits are filed as part of this Registration Statement:

Exhibit No.    Description

4(a) See Articles 6, 7, 8, 10, 12, 13, 14 and 17 of the Amended and Restated Articles of Incorporation of the Company (Incorporated herein by reference to Exhibit "B" to the Company's definitive Proxy Statement for the 1996 Annual Meeting of Shareholders, filed March 27, 1996 (File No. 1-6605)).

 4(b) See Article I of the Bylaws of the Company (Incorporated herein by reference to Exhibit 3(ii) in the Company's Form 10-K for the year ended December 31, 1995, as amended by Form 10-K/A filed April 4, 1996 (File No. 1-6605)).

 4(c) Loan Agreement (Incorporated herein by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Form 10-K/A filed April 4, 1996 (File No. 1-6605)).

 4(d) Portion of Prospectus and Trust Indenture (Incorporated herein by reference to the Company's Registration Statement on Form S-3 filed on June 17, 1993 (Reg. No. 33-62820)).

 4(e) Rights Agreement (Incorporated herein by reference to Exhibit 99 to the Company's Form 8-A filed on November 2, 1995 (File No. 1-6605)).

 5 Opinion of Alston & Bird as to legality of the securities being offered by the Selling Shareholders.

15 Letter regarding unaudited interim financial information from Arthur Andersen LLP.

23(a) Consent of Alston & Bird (included in their opinion filed as Exhibit 5).

23(b)          Consent of Arthur Andersen LLP.

24 Power of Attorney (included as part of the signature page hereto).

99(a) Registration Rights Agreement, dated September 15, 1994, among the Company and the Selling Shareholders (Incorporated herein by reference to Exhibit 99.(a) in the Company's Registration Statement on Form S-3 filed on November 4, 1994 (Reg. No. 33-86018)).


ITEM 17.    UNDERTAKINGS.

     (a)  The Undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the Registration Statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, the financial statements required pursuant to this paragraph (a)(4) and other information necessary to insure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to Registration Statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of this Chapter if such financial statements and information are contained in periodic reports filed with or furnished with the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (i)  The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on September ___, 1996.

                                    EQUIFAX INC.


                                    By:     /s/ Daniel W. McGlaughin
                                    -------------------------------------
                                    Name:   Daniel W. McGlaughin
                                    Title:  President and Chief Executive
                                            Officer

     Each person whose signature appears below constitutes and appoints Daniel
W. McGlaughin, Donald U. Hallman and Thomas H. Magis, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 of Equifax Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the ___ day of September, 1996.

          Signature                  Title
          ---------                  -----

/s/ C.B. Rogers, Jr.        Chairman of the Board
- ---------------------------
C.B. Rogers, Jr.

/s/ Daniel W. McGlaughin     President and Chief Executive Officer (Principal
- ---------------------------  Executive Officer) and Director
Daniel W. McGlaughin

/s/ Donald U. Hallman        Senior Vice President and Chief Financial Officer
- ---------------------------  (Principal Financial Officer)
Donald U. Hallman

/s/ Philip J. Mazzilli       Vice President and Corporate Controller (Principal
- ---------------------------  Accounting Officer)
Philip J. Mazzilli

/s/ Thomas F. Chapman        Executive Vice President and Director
- ---------------------------
Thomas F. Chapman

                             Executive Vice President and Director
- ---------------------------
Derek V. Smith

                             Director
- ---------------------------
Lee A. Ault, III

                             Director
- ---------------------------
Ron D. Barbaro

/s/ John L. Clendenin        Director
- ---------------------------
John L. Clendenin

                             Director
- ---------------------------
A. W. Dahlberg

/s/ Robert P. Forrestal      Director
- ---------------------------
Robert P. Forrestal

/s/ L. Phillip Humann        Director
- ---------------------------
L. Phillip Humann

                             Director
- ---------------------------
Tinsley H. Irvin

/s/ Larry L. Prince          Director
- ---------------------------
Larry L. Prince

/s/ D. Raymond Riddle        Director
- ---------------------------
D. Raymond Riddle

                             Director
- ---------------------------
Betty L. Siegel, Ph.D.

                             Director
- ---------------------------
L. W. Sullivan, M.D.

                                 EXHIBIT INDEX

                                                                                    Sequentially
Exhibit No.                       Description                                       Numbered Page
- -----------                       -----------                                       -------------
  4(a)         See Articles 6, 7, 8, 10, 12, 13, 14 and 17 of the Amended and
               Restated Articles of Incorporation of the Company (Incorporated
               herein by reference to Exhibit "B" to the Company's definitive
               Proxy Statement for the 1996 Annual Meeting of Shareholders,
               filed March 27, 1996 (File No. 1-6605)).

  4(b)         See Article I of the Bylaws of the Company
               (Incorporated herein by reference to Exhibit 3(ii) in the Company's Form 10-K for the year ended
               December 31, 1995, as amended by Form 10-K/A filed
               April 4, 1996 (File No.  1-6605)).

  4(c) Loan Agreement (Incorporated herein by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995, as amended by Form 10-K/A filed April 4, 1996
               (File No. 1-6605)).

  4(d) Portion of Prospectus and Trust Indenture (Incorporated herein by reference to the Company's Registration
               Statement on Form S-3 filed on June 17, 1993 (Reg.
               No. 33-62820)).

  4(e) Rights Agreement (Incorporated herein by reference to Exhibit 99 to the Company's Form 8-A filed on November 2,
               1995 (File No. 1-6605)).

  5 Opinion of Alston & Bird as to legality of the securities being offered by the Selling
               Shareholders.

  15 Letter regarding unaudited interim financial information from Arthur Andersen LLP.

  23(a) Consent of Alston & Bird (included in their opinion filed as Exhibit 5).

  23(b)        Consent of Arthur Andersen LLP.

  24           Power of Attorney (included as part of the signature page hereto).

  99.          Registration Rights Agreement, dated
               September 15, 1994, among the Company and the
               ETS Selling Shareholders (incorporated herein by
               reference to Exhibit 99.(a) in the Company's
               Registration Statement on Form S-3 filed on
               November 4, 1994 (Reg. No. 33-86018)).
___________________________